Exhibit 4.1

7.125% Series B Cumulative Redeemable Preferred Stock (Liquidation Preference $25.00 Per Share)	CUSIP: 38489R 506
No:
SEE REVERSE FOR IMPORTANT
NOTICE ON TRANSFER RESTRICTIONS
AND OTHER INFORMATION

GRAMERCY PROPERTY TRUST INC.

a Corporation Formed Under the Laws of the State of Maryland

THIS CERTIFIES THAT CEDE & CO is the owner of            (                  ) fully paid and nonassessable shares of 7.125% Series B Cumulative Redeemable Preferred Stock, $.001 par value per share, of

Gramercy Property Trust Inc.

(the “Corporation”) transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation and the Bylaws of the Corporation and any amendments thereto.  This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.

DATED: August , 2014

Countersigned and Registered:
Transfer Agent		(SEAL)
and Registrar	Edward J. Matey Jr.
American Stock Transfer & Trust Company, LLC	Executive Vice President

By:
Authorized Signature	Jon W. Clark
Treasurer

(REVERSE SIDE OF CERTIFICATE)

IMPORTANT NOTICE

THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER ON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION IS AUTHORIZED TO ISSUE, OF THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES OF A PREFERRED OR SPECIAL CLASS IN SERIES WHICH THE CORPORATION IS AUTHORIZED TO ISSUE, TO THE EXTENT THEY HAVE BEEN SET, AND OF THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES OF A PREFERRED OR SPECIAL CLASS OF STOCK. SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE CORPORATION OR TO ITS TRANSFER AGENT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). EXCEPT AS OTHERWISE PROVIDED IN THE CHARTER OF THE CORPORATION, (1) NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN IN EXCESS OF 9.8% IN VALUE OF THE AGGREGATE OF THE OUTSTANDING SHARES OF EQUITY STOCK OF THE CORPORATION; OR (2) THERE SHALL BE NO TRANSFER OR OTHER EVENT THAT WOULD CAUSE A VIOLATION OF THE OWNERSHIP LIMIT, THAT WOULD RESULT IN EQUITY STOCK OF THE CORPORATION BEING BENEFICIALLY OWNED BY FEWER THAN 100 PERSONS OR THAT WOULD RESULT IN THE CORPORATION'S BEING "CLOSELY HELD" UNDER SECTION 856(H) OF THE CODE. ANY PERSON WHO VIOLATES, OR ATTEMPTS TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF EQUITY STOCK IN EXCESS OF, THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION IN WRITING. IF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SHARES OF EQUITY STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY CONVERTED INTO SHARES OF EXCESS STOCK WHICH WILL BE HELD IN TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES AS PROVIDED IN THE CHARTER. IN ADDITION, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CHARTER OF THE CORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF CAPITAL STOCK OF THE CORPORATION ON REQUEST AND WITHOUT CHARGE.

KEEP THIS CERTIFICATE IN A SAFE PLACE.  IF IT IS LOST, STOLEN

OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A

CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	---	as tenants in common	UNIF GIFT MIN ACT		Custodian
TEN ENT	---	as tenants by the entireties		(Custodian)		(Minor)
JT TEN	---	as joint tenants with right of	under Uniform Gifts to Minors Act of
		survivorship and not as tenants in common			(State)
Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,______________ HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE AND SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER, OF ASSIGNEE)

                                       (                            ) shares of 7.125% Series B Cumulative Redeemable Preferred Stock, $.001 par value  per share, of the Corporation represented by this Certificate and do hereby irrevocably constitute and appoint ________________ attorney to transfer the said shares of 7.125% Series B Cumulative Redeemable Preferred Stock, $.001 par value per share, on the books of the Corporation, with full power of substitution in the premises.

Dated	NOTICE: The signature to this Assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatsoever.